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                                                                   Exhibit  23.2

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Allscripts Inc. for the registration of 1,398,303 shares of its common stock and to the incorporation by reference therein of our report dated September 20, 2000, with respect to the financial statements of the Physician Channel business of Channelhealth Incorporated included in Amendment No. 1 to the Registration Statement (Form S-4, No. 333-49568) of Allscripts Healthcare Solutions, Inc.


                                                           /s/ Ernst & Young LLP



Boston, Massachusetts
December 18, 2000